Exhibit 9.1

Hipso Multimedia Announces Execution of Asset Purchase Agreement and Reverse Split

MONTREAL, Dec. 15, 2011 /PRNewswire via COMTEX/ -- Hipso Multimedia Inc. (OTCBB: HPSO) is pleased to announce that effective November 30, 2011, it has completed an asset purchase agreement (the "Agreement") acquiring all of the assets of Buildablock Inc. ("Buildablock Assets") from 3324109 Canada Inc. and 8040397 Canada Inc., both Canadian corporations.

In connection with the acquisition of the Buildablock Assets, the Company intends to file and Information Statement on Schedule 14C: (i) to implement a reverse split of the Company's common stock on a one-for-eight (1:8) basis (the "Reverse Split"); (ii) to ratify and approve the Agreement and (iii) on the effective date of the Reverse Split, to appoint Gary Oberman and Bartek Bulzak, the owners of Canadian corporations, as officers and directors of the Company.

In consideration for the acquisition of the Buildablock Assets, the Company to issue to Messrs. Oberman and Bulzak a total of 8,559,721 shares of the Company's common stock, which shall equal to the total number of shares of the Company's common stock issued and outstanding shares on the effective date of the Reverse Split.

The Buildablock Assets are in the development stage and are comprised of an Internet and mobile service platform whose purpose is to empower and capitalize on the growth of the neighborhood, local economy. As a social network platform, Buildablock addresses a powerful need in social networking (creating a sense of belonging to a real community), concentrating on the neighborhood as the origin point. Buildablock was founded in 2008, with plans to launch its services in early 2012 under the name Buildablock™. In connection with the planned launch of commercial operations, the Company intends to begin an initial round of private funding, seeking equity capital in an amount to be determined by the Company and Messrs. Oberman and Bulzak.

In addition to Buildablock's social networking library, the service is enriched by its new "DealWink" engine, a new e-commerce platform that combines the power of group buying, couponing, price aggregation and more. The result is a collection of the most aggressive tools known on the market to drive both value to its customers and opportunity to the retailer. Buildablock's intention is to become the "first stop" social and commercial origin point for subscriber based daily activity, demonstrating that global savings start right in our customers' neighborhood.

Rene' Arbic. the Company's CEO and president, stated that "we are very excited about the significant revenue generating potential that the Buildablock operations will bring the Company."

About Hipso Multimedia Inc.

Hipso Multimedia, Inc., through its wholly owned subsidiary Valtech Communications Inc. provides cutting edge technology and service in the triple play telecommunications industry. It intends to become a major force in the IPTV (Internet Protocol Television Broadcasting) arena.

Forward-looking Statement: This press release may contain forward-looking statements, including information about management's view of the Company's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. Factors that could cause actual results to differ materially from those that we may include, among others: ability to successfully integrate the Buildablock operations; the level of competition Buildablock will confront; the ability to secure financing at terms satisfactory to the Company; and the ability of our Valtech subsidiary to compete in the "triple play" business. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of the Company, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents the Company files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on the Company's future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company.